THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT

                              TO PURCHASE UNITS OF

                                  CONNECTIVCORP

              DATED AS OF FEBRUARY ___, 2004 (THE "EFFECTIVE DATE")

         WHEREAS, pursuant to that certain letter agreement, dated as of February 12, 2004 (the "PLACEMENT AGREEMENT"), between _____________, a _______________ (the "WARRANTHOLDER"), and ConnectivCorp, a Delaware corporation (the "COMPANY"), the Company has engaged the Warrantholder as the Company's lead placement agent to assist the Company with a proposed private placement of a minimum of $10,000,000 and a maximum of $25,000,000 of Units (as defined below) at a price per Unit equal to $10,000.00 (the "OFFERING"); and

         WHEREAS, the Company desires to grant to the Warrantholder, in consideration for its services as placement agent, the right to purchase ________ Units pursuant to the terms of the Placement Agreement.

         NOW, THEREFORE, the Company, for value received, hereby certifies and agrees as follows:

1.       GRANT OF THE RIGHT TO PURCHASE UNITS.

         The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase, from the Company, up to __________ (_____) Units at a purchase price of Ten Thousand Dollars ($10,000) per Unit (the "EXERCISE PRICE"), subject to Section 9. A "Unit" shall consist of (i) one share of 7% Convertible Preferred Stock of the Company (the "PREFERRED STOCK") and (ii) a Warrant (the "WARRANT") to purchase, at an exercise price of $1.00 per share, ten thousand (10,000) shares of Common Stock, $0.001 par value per share, of the Company (the "COMMON STOCK"), the form of which is attached hereto as EXHIBIT A and incorporated herein by reference. The number and Exercise Price of such Units are subject to adjustment as provided in Section 6 hereof.

2.       TERM OF THE WARRANT.

         Except as otherwise provided for herein, the term of this Warrant and the right to purchase Units as granted herein shall commence on the Effective Date and shall be exercisable for a period ending on the fifth (5th) anniversary of the Effective Date.

3.       EXERCISE OF THE PURCHASE RIGHTS.

         (a) EXERCISE GENERALLY. The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as EXHIBIT B (the "NOTICE OF EXERCISE"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than thirty (30) days thereafter, the Company shall issue to the Warrantholder the number of shares of Preferred Stock and Warrants as such Warrantholder shall be entitled to receive upon exercise of this Warrant and shall execute the acknowledgment of exercise in the form attached hereto as EXHIBIT C (the "ACKNOWLEDGMENT OF EXERCISE") indicating the number of Units which remain subject to future purchases, if any.

         (b) EXERCISE PRICE. The Exercise Price for this Warrant may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of Preferred Stock ("NET ISSUANCE") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

         X    =    Y(A-B)
                   ------
                     A

         where:    X = the number of shares of Preferred Stock that may be
                       issued to the Warrantholder.

                   Y = the number of shares of Preferred Stock requested to be exercised under this Warrant.

                   A = the fair market value of one (1) share of Preferred Stock at the time the Net Issuance election is made.

                   B = the Exercise Price.

         For purposes of the above calculation, the current fair market value of the Preferred Stock shall mean with respect to each share of Preferred Stock:

         (i) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

         (ii) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending one business day prior to the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; and

         (iii) if there is no public market for the Common Stock, then fair market value of the Preferred Stock shall be determined in good faith by the Board of Directors of the Company.

         Upon partial exercise by either cash or check or the Net Issuance method, the Company shall promptly issue an amended Warrant representing the remaining number of Units purchasable hereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

         (c) FRACTIONAL SHARES. The Company shall, upon the exercise of this Warrant, issue fractional shares of Preferred Stock, as necessary and applicable.

4.       INCREASE OF AUTHORIZED COMMON STOCK.

         The Company shall take all necessary actions to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock in accordance with the description contained in the Confidential Private Placement Memorandum dated February 12, 2004.

5.       NO RIGHTS AS STOCKHOLDER.

         This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of the Warrant.

6.       ADJUSTMENT RIGHTS.

         The adjustment rights applicable to the Units underlying this Warrant shall be as follows:

         (a) The adjustment rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Certificate of Designations. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Certificate of Designations or the rights and privileges set forth therein. The Preferred Stock purchasable hereunder shall have the benefit of the same antidilution rights applicable to such Preferred Stock as designated in the Certificate of Designations, and the Company shall provide Warrantholder with all notices and information at the time and to the extent it is required to do so to the holders of the Preferred Stock.

         (b) The adjustment rights applicable to the Warrants shall be as provided in the form of Warrant attached hereto as EXHIBIT A, the provisions of which are incorporated herein by reference.

7.        TRANSFERS.

         Without the prior written consent of the Company, neither this Warrant nor any of the rights granted hereunder shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void. Notwithstanding the foregoing, and upon written notice to the Company, (i) this Warrant may be transferred to any member or affiliate of the Warrantholder and (ii) a portion of this Warrant to purchase up to 92 Units may be transferred to Atlantis Equities LLC or its members or affiliates; provided that, any such transferee agrees to be bound by the terms and provisions of this Warrant.

8.       REGISTRATION RIGHTS.

         The Company shall, as soon as practicable, but not later than ninety
(90) days after the Effective Date (the "FILING DATE"), (i) use its best efforts to file with the SEC a registration statement on Form S-1 (or on such other form on which the Company is eligible) (the "REGISTRATION STATEMENT") with respect to the resale of the Registrable Securities and use its best efforts to have such Registration Statement declared effective by the SEC as soon thereafter as is practical and (ii) cause such Registration Statement to remain effective until the Warrantholder has completed the distribution described in the registration statement relating thereto. For purposes of this Warrant, the term "REGISTRABLE SECURITIES" shall mean (i) the shares of Common Stock issuable upon conversion of the Preferred Stock in accordance with the conversion provisions contained in the Certificate of Designations, and (ii) the shares of Common Stock issuable upon the exercise of the Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, and (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

9.       WARRANT ADJUSTMENT FOR UNDERLYING SECURITIES.

         In the event that all or any portion of this Warrant has not been exercised and (i) the Preferred Stock becomes subject to the automatic conversion provisions of Section 6(b)(i) of the Certificate of Designations, Preferences and Rights of the 7% Cumulative Convertible Preferred Stock and (ii) the Warrant becomes subject to the call provisions of Section 6 of the Warrant, then the Warrantholder hereby agrees that this Warrant shall become exercisable into a number of shares of Common Stock equal to the sum of (a) the number of shares of Common Stock into which the Preferred Stock converts and (b) the number of shares of Common Stock into which the Warrant is exercisable. In addition, the Exercise Price for this Warrant as defined in Section 1 shall be adjusted such that the Warrantholder will have the right to purchase a share of Common Stock at a purchase price per share as would have been in effect on such date of conversion or exercise, as applicable, as if this Warrant had been exercised in full; furthermore, for purposes of a "cashless" exercise under Section 3(b), the words "Preferred Stock" shall be replaced with the words "Common Stock."

10.      TERMINATION UPON CERTAIN EVENTS.

         If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company's option, either:

         (a) provision shall be made so that the Warrantholder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Warrantholder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto (and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 10 to the end that the provisions of Section 6 hereof shall be applicable after that event in as nearly equivalent a manner as may be practicable); or

         (b) this Warrant shall terminate on the effective date of such merger, consolidation or sale (the "TERMINATION DATE") and become null and void, provided that if this Warrant shall not have otherwise terminated or expired,
(1) the Company shall have given the Warrantholder written notice of such Termination Date at least ten (10) business days prior to the occurrence thereof and (2) the Warrantholder shall have the right until 5:00 p.m., Eastern Standard Time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

11.      MISCELLANEOUS.

         (a) GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

         (b) COUNTERPARTS. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (c) NOTICES. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. All notices from the Company to the Warrantholder shall be sent to One Embarcadero Center, Suite 2100, San Francisco, CA 94111. All notices from the Warrantholder to the Company shall be delivered to the Company at its offices at 160 Raritan Center Parkway, Edison, New Jersey 08837 or such other address as the Company shall so notify the Warrantholder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

         (d) SEVERABILITY. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         (e) AMENDMENTS. Any provision of this Warrant may be amended or waived by a written instrument signed by the Company and the Warrantholder.

         (f) HEADINGS. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.



                                               CONNECTIVCORP


                                               By:
                                                  ------------------------------
                                                  Name:   Jesse Sutton
                                                  Title:  President



ACKNOWLEDGED
AND AGREED:

___________, hereby acknowledges and consents to the provisions of this Warrant.

______________

By:
   ---------------------------------
   Name:
   Title:

                                    EXHIBIT A

                                 FORM OF WARRANT

                                    EXHIBIT B

                               NOTICE OF EXERCISE


TO:      ____________________________

(1) The undersigned Warrantholder hereby elects to purchase _______ Units (representing ____ shares of Preferred Stock and a Warrant to purchase _______ shares of Common Stock) of ConnectivCorp (the "Company"), pursuant to the terms of the Warrant dated the ____ day of February, 2004 (the "WARRANT") between the Company and the Warrantholder, and [TENDERS HEREWITH PAYMENT OF THE PURCHASE PRICE FOR SUCH SHARES IN FULL, TOGETHER WITH ALL APPLICABLE TRANSFER TAXES, IF ANY] [ELECTS PURSUANT TO SECTION ____ OF THE WARRANT TO EFFECT A NET ISSUANCE].

(2) Please issue a certificate or certificates representing said Preferred Stock and Warrants in the name of the undersigned or in such other name as is specified below.



                                           ---------------------------------
                                           (Name)

                                           ---------------------------------
                                           (Address)


         WARRANTHOLDER:
                                           ---------------------------------


                                           By:
                                              ------------------------------

                                           Title:
                                                 ---------------------------

                                           Date:
                                                ----------------------------

                                    EXHIBIT C

I.       ACKNOWLEDGMENT OF EXERCISE


The undersigned ____________________________________, hereby acknowledge receipt of the "NOTICE OF EXERCISE" from ________________________, to purchase ________ Units (representing _______ shares of Preferred Stock and a Warrant to purchase _______ shares of Common Stock) of ConnectivCorp pursuant to the terms of the Warrant, and further acknowledges that _________ Units remain subject to purchase under the terms of the Warrant.


                                    CONNECTIVCORP



                                    By:
                                          ---------------------------


                                    Title:
                                          ---------------------------


                                    Date:
                                          ---------------------------




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